Improvements in Arginase 1 Deficiency Related Disease Manifestations Following Plasma Arginine Reductions With Pegzilarginase

Zori RT[1], Diaz GA[2], Merritt II JL[3], Schulze A[4], Enns GM[5], McNutt MC[6], Teles EL[7], Patki KC[8], Wooldridge JE[8], Batzios SP[9]

[1]University of Florida, Gainesville, FL, USA, [2]Icahn School of Medicine at Mt. Sinai, New York City, NY, USA, [3]University of Washington, Seattle, WA, USA [4]University of Toronto and The Hospital for Sick Children, Toronto, ON, Canada, [5]Stanford University, Stanford, CA, [6]UT Southwestern Medical Center, Dallas, TX, USA, [7]Centro Hospitalar de São João, Porto, Portugal, [8]Aeglea BioTherapeutics, Austin, TX, USA, [9]Great Ormond Street Hospital NHS Trust, London, UK

aeglea BIOTHERAPEUTICS

Poster #P-164

Introduction

ARG1-D autosomal recessive metabolic disease

1. High levels of arginine and arginine-derived metabolites (e.g. GVA, ArgA, NAA, GAA)
2. Impairment of the Urea Cycle (Figure 1)

Key Disease Manifestations

- *Hyperargininemia-related:* spasticity, loss of mobility, developmental delay & seizures
- *Hyperammonemia-related:* food refusal, protein aversion, encephalopathy

Disease Management Approach

- Severe dietary protein restriction
- Ammonia scavengers – control hyperammonemia; reduction of flux through cycle


UREA CYCLE
Arginine

Figure 1. Metabolic Impact of ARG1-D

Pegzilarginase

- Pegzilarginase is an enhanced recombinant human arginase 1 that enzymatically degrades arginine

Methods

Clinical Studies

1. Phase 1/2 study of IV pegzilarginase in patients with ARG1-D
   - N=12 (7 pediatric, 5 adult) enrolled
   - Part 1: Single ascending doses every 2 weeks
   - Part 2: Repeat doses qw for 8 weeks
2. A Phase 2 open-label long-term extension study

Assessments

- Safety
- Pharmacokinetics
- Pharmacodynamics (plasma arginine and GCs [GVA, ArgA, NAA, GAA])
- Standardized clinical measures (including 6MWT, BBS, GMFM-66, PROMIS)

Results

PATIENT CHARACTERISTICS AND SAFETY

Table 1. Patient Characteristics

Characteristic / Assessment (N=12)	Median (range) Or n (%)	Abnormal Baseline (%)
DISEASE CHARACTERISTICS AND MEDICAL HISTORY		
Age (years)	16.5 (5-31)	
Female	8 (67%)	
History of Spasticity (≥Moderate)	7 (58%)	
History of Seizures	7 (58%)	
History of Hyperammonemia	6 (50%)	
Developmental Delay	8 (67%)	
Ammonia Scavenger	11 (92%)	
BASELINE DISEASE MANIFESTATIONS		
Arginine (µmol/L)	397 (203 to 531)	100%
Baseline ALT (U/L)	37.5 (21 to 171)	58%
Baseline Ammonia (µmol/L)	37 (9 to 77)	50%
Height Centile (CDC)	4.4% (<0.3% to 22.9%)	92%
6MWT (m)	266.5 (102 to 602)	92%
Berg Balance (Score 0-56)	47 (11 to 56)	42%
GMFM Part E (Score 0-72)	48.5 (12 to 72)	67%
PROMIS	38 (28.3 to 57.1)	58%

Patient Characteristics

- Baseline assessments show a substantial disease burden (Table 1)

Adverse Events

- Most treatment-related AEs (Table 2) were mild
- Treatment-related AEs in ≥2 patients were hypersensitivity (n=3, all moderate), pruritus (n=3, all mild), and dry skin (n=2, both mild)
- >130 infusions administered
  - 4 moderate hypersensitivity reactions in 3 patients (2 considered SAEs)
  - Managed with infusion rate adjustment and antihistamines
- One unrelated SAE of hyperammonemia

Table 2. Adverse Event Summary

Patients With	Part 1 (n=12)	Part 2 (n=4)
Any Related AE	6 (50%)	3 (75%)
Any SAE	3 (25%)	0
Any Related SAE	2 (17%)	0

Table 3. ADA

ADA Type	Part 1 Prior to Treatment (n=10)	Part 1 Treatment-Emergent (n=10)	ADA At Start of Part 2 (n=7*)	Titer Range
Anti-PEG	10%	40%	14%	50-400
Anti-pegzilarginase	10%	30%	0	10-160

ADA

- Transient, low-titer anti-PEG ADAs detected in Part 1 (Table 3)
  - Undetectable ADA at start of Part 2 for 6/7 patients
  - Data suggestive of early tolerization

Results

Figure 2. Effects on Arginine and Guanidino Compounds


Part 1 Single Dose
Part 2 Repeat Dose
Arginine
Arginine
Guanidino Compounds
GVA
ArgA
NAA
GAA
Arginine (µmol/L)
Baseline
Pre-Dose
Post-Dose Nadir
7-Days Post-Dose
All Post-Dose

Part 2 Repeat Dose graphs include patients who received all 8 doses in Part 2. ULN for GCs determined from Aeglea study of GCs in healthy adults. For arginine graphs, post-dose nadir is the lowest value following a Part 1 dose; "all post dose" in Part 2 includes all post-dose values except the value immediately prior to next dose. n represents number of patients.

- Pegzilarginase is highly effective at lowering plasma arginine levels, with control into the normal range, with repeat dosing (Figure 2)
- GAA elevated in ARG1-D and lowered by pegzilarginase. GAA has been linked to seizures in GAMT Deficiency (Stockler-Ipsiroglu 2014)

Table 4. Neuromotor Results

Patient Age (years)	Physician/Assessor Observations	Timepoint	6MWT meters	BBS MCID +7	GMFM Part E MCID varies	PROMIS T-Score MCID +5
#1 25	• Improved step quality and confidence while walking • Less resting spasticity than baseline	**Baseline**	**102**	**17 / 56**	**29 / 72**	**35.6**
		Dose 8	+10	+13	+3	-2.3
		Dose 20	+32	+18	+6	
		Dose 32	+37	+11	+7	
					MCID: +1.8	
#2 24	• No meaningful observations documented to date	**Baseline**	**261**	**54 / 56**	**63 / 72**	**40.4**
		Dose 8	+37	+0	+3	+7.6
		Dose 20	+61	−1	+4	
		Dose 32	+41	−1	+4	
					MCID: +4.0	
#5 19	• Improved posture and increased confidence while walking • Noted to be more animated and alert	**Baseline**	**174**	**31 / 56**	**27 / 72**	**36.7**
		Dose 8	-6	−1	+2	+5.1
					MCID: +2.8	

Dose 8, 20, and 32 are from start of repeat dose. PROMIS is specifically the Physical Function Domain of PROMIS. Data in table for 6MWT, BBS, GMFM Part E, and PROMIS are presented as raw value for baseline and change from baseline for other timepoints. MCID for 6MWT is from Schrover 2017; for BBS is from Downs 2015; for GMFM is from Oeffinger 2008; and for PROMIS Physical Function is 0.5 standard deviations, or 5 points on the T-Score.

Figure 3. 6-Minute Walk Test


6-Minute Walk Test
% Change from Baseline
40
30
20
10
0
-10
MCID = +9%
MCID = -9%
Baseline
Dose 8
Dose 20
Dose 32
Patient 1
Patient 2
Patient 5

- Clinical improvements observed with one or more instruments of neuromotor function in all 3 patients completing 8 weeks of repeat dosing (Table 4)
- Sustained improvement in 6MWT above the MCID for Patients 1 and 2 through Dose 32 (Figure 3)

References (PMIDs) PMIDs:17997338, 22642880, 25125564, 1690873, 15694174, 27038030, 28441951, 23663794, 19046185, 24268530 and De Deyn, P et al., (1997) Guanidino Compounds in Biology & Medicine II.

Support This study was funded by Aeglea BioTherapeutics, Inc.

Disclosures Andreas Schulze and George Diaz are consultants to, and Markey McNutt has received honoraria from, Aeglea BioTherapeutics, Inc.

Kiran Patki and James Wooldridge are employees of, and have an equity interest in Aeglea BioTherapeutics, Inc.

Data cutoff Clinical data received as of 14 August 2018.

Conclusions

- Pegzilarginase resulted in marked reductions in plasma arginine and related guanidino compounds
- Clinical improvements were observed with repeat dose administration of pegzilarginase after 8 weeks
- Pegzilarginase was generally well tolerated; most treatment-related AEs were mild and manageable with standard measures
- Data support continued development of pegzilarginase in ARG1-D

A pivotal study is planned for 2019